Exhibit 99.1

Eagle Broadband Acquires Alliance Maintenance & Services Satellite Business

Agreement brings business with over $1MM in Annual Revenue to Eagle

LEAGUE CITY, Texas--(BUSINESS WIRE)--Eagle Broadband, Inc. (AMEX: EAG - News), a leading national provider of broadband, Internet Protocol (IP) and digital communications technology and services, today announced that the company has acquired the commercial satellite division of Alliance Maintenance & Services, Inc.

Eagle Broadband has acquired Alliance's Telecom Services business, which includes providing installation and services to various commercial customers in the telecommunications industry. The core business is the installation of VSAT and broadband satellite systems, providing installation of copper and fiber network infrastructure, and network support services such as moves, adds, changes (MACs), demarcation point extensions, router installations and hardware upgrades.

Joe McFadden, a principal of Alliance stated, "Over the course of Alliance's contract with Hughes Net we have installed over 50,000 commercial grade satellite receiver systems throughout the southwest and southeast parts of the United States. Hughes has been a great client of ours and Eagle's strong satellite and video technology skills will only enhance the relationship and expand the opportunity for additional installations."

The new business will be folded into Eagle's growing IT Services division headed by Tony Cordaro, whose experience and expertise while heading up Connex Services led to the successful completion of a 1,200 commercial satellite system rollout before Connex's client base was acquired by Eagle late last year. Cordaro stated, "This is a natural for our IT Services' growth potential. Immediate, new revenue with a proven successful business model and premier client partner such as Hughes Net will be beneficial for Eagle as a whole not just the IT Services division."

"Our IT Services division is growing rapidly and this is another key acquisition for us - it is an ideal match for our capabilities," said Dave Micek, president and CEO of Eagle Broadband. "We continue to investigate other acquisition opportunities that will allow us to open doors to new clients and deepen relationships with existing clients."

About Alliance Maintenance & Services

Alliance is a multi-faceted company offering services to the oil, gasoline, and petro-chemical industries. They offer Support Services, UST Services, Petroleum Maintenance, and Environmental Services. For more information on Alliance Maintenance & Services, Inc. go to: www.alliance-m-s.net

About Eagle Broadband, Inc.

Eagle Broadband is a technology company that develops and delivers products and services in three core business segments:

IPTV -- Eagle Broadband's IPTVComplete(TM) provides direct access to more than 250 channels of high-demand programming from popular entertainment providers, often using Eagle's high-definition, set-top boxes.

SatMAX® -- Eagle Broadband's SatMAX provides indoor/outdoor communications utilizing the global Iridium-based (www.iridium.com) satellite communications system. It offers both fixed and mobile solutions, including the emergency first responder SatMAX Alpha "SatMAX-in-a-suitcase" technology.

IT Services - Eagle Broadband's IT Services Group is a full-service integrator offering a complete range of network technology products including VoIP, remote network management, network implementation services and IT project management services.

For more information on Eagle Broadband, visit www.eaglebroadband.com.

EAGG

Forward-looking statements in this release regarding Eagle Broadband, Inc., are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, the company's ability to continue as a going concern, the company's liquidity constraints and ability to obtain financing and working capital on favorable terms, the continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

Contact:

CWR & Partners

Kelly Cinelli or Veronica Welch, 508-222-4802